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                                                                   Exhibit 10.20

                            STOCK PURCHASE AGREEMENT

      THIS AGREEMENT ("Agreement") is made as of this 8th day of September 1997 by and between DAVID TUROCK, hereinafter referred to as the "Seller", who is the sole stockholder of ROCK ENTERPRISES, INC. (d/b/a Intellicom Technologies, Inc.), hereinafter referred to as the "Company", and IDT CORPORATION, a corporation of the State of Delaware, hereinafter referred to as the "Buyer," memoralizes the earlier oral agreement made between Howard Jonas and David Turock on August 22, 1997.

                                    RECITALS

      WHEREAS, Seller is the registered and beneficial owner of all of the issued and outstanding capital stock of the Company; and

      WHEREAS, Seller desires to convey to Buyer, and Buyer desires to acquire all of the issued and outstanding capital stock of the Company ("REI Stock") in exchange solely for a number of shares of voting common stock of Buyer ("IDT Stock") in a transaction that qualifies as a tax-free reorganization under
Section 368(a)(1)(b) of the Internal Revenue Code of 1986, as amended, (the "Code"), upon and subject to the terms and conditions set forth below.

      NOW, THEREFORE, in consideration of the mutual promises and conditions contained in this contract, the parties agree as follows:

                                   AGREEMENTS

      1. Closing. The closing of this Agreement and all deliveries contemplated hereunder shall take place at the offices of Buyer at 10:00 a.m. on or before November 3, 1997, unless mutually agreed otherwise ("Closing"); provided, however, the Closing shall not occur until the First Tranche of IDT Stock (as defined below) shall have been registered for resale with the Securities and Exchange Commission in the manner contemplated by Section 3(c) hereof.

      2. Purchase and Sale of Shares. Subject to the terms and conditions of this Agreement and a reliance on the representations and warranties contained herein, at the Closing, Seller shall deliver to Buyer, in a form ready for transfer and duly endorsed to Buyer, certificates for all of the issued and outstanding REI Stock. At the Closing, and from time to time after the Closing, Seller shall execute and deliver such other documents and instruments, and take such other actions, as Buyer may reasonably request, in order more fully to vest in Buyer all stock, and every other right, title, interest, claim, or demand of any kind that Seller may have in, to, or on any of the properties, assets, or business of the Company.
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      3. Purchase Price. The purchase price shall be payable as follows:

            (a) At the Closing, Buyer shall deliver to Seller certificates in the name of Seller for Three Hundred Twelve Thousand, Five Hundred (312,500) shares of IDT Stock ("First Tranche of IDT Stock");

            (b) Buyer shall deliver to Seller annually on the anniversary of the closing date herein, for a period of five years following execution of this Agreement, certificates for Sixty-Two Thousand, Five Hundred (62,500) shares of IDT Stock (together with an additional number of shares of IDT Stock, valued as of the date of delivery sufficient to avoid the treatment of any portion of such Sixty-Two Thousand, Five Hundred (62,500) shares as interest for federal income tax purposes under sections 483 or 1271-1275 of the Internal Revenue Code of 1986, as amended (the "Code") or any successor provision) (each an "Annual Tranche of IDT Stock"), for a total of Three Hundred Twelve Thousand, Five Hundred (312,500) shares of IDT Stock.

            (c) The shares of IDT Stock delivered to Buyer pursuant to this Agreement will, upon delivery, be deemed to be "restricted securities" under the Securities Act of 1933, as amended (the "Securities Act").

            (d) Immediately following the execution of this Agreement, Buyer shall commence preparation of a registration statement on Form S-3 to register for resale the Initial Trance of IDT Stock under the Securities Act (the "Initial Registration Statement"). Buyer shall use its best efforts (i) to cause the Initial Registration Statement to be filed by no later than October 1, 1997,
(ii) to cause the Initial Registration Statement to become effective no later than November 1, 1997, and (iii) to keep the Initial Registration Statement effective pursuant to Rule 415 at all times until such time as the Seller may sell some or all of the shares of IDT Stock held by him pursuant to Rule 144(k) of the Securities Act. Buyer shall provide to Seller's counsel for review a draft of the Initial Registration Statement in advance of filing.

            (e) Within 30 days prior to the issuance of any Annual Tranche of IDT Stock, Buyer shall commence preparation of a registration statement on Form S-3 to register for resale such Annual Tranche of IDT Stock (each, an "Annual Registration Statement"). Buyer shall use its best efforts (i) to cause such Annual Registration Statement to be filed by no later than the issue date of the Annual Tranche of IDT Stock (the "Issue Date"), (ii) to cause such Annual Registration Statement to become effective no later than 30 days following such Issue Date, and (iii) to keep such Annual Registration Statement effective pursuant to Rule 415 at all times until such time as the Seller may sell some or all of the shares of IDT Stock held by him pursuant to Rule 144 of the Securities Act. Buyer shall provide to Seller's counsel for review a draft of any such Annual Registration Statement in advance of filing.

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            (f) Notwithstanding the foregoing, Buyer shall not be obligated to file or keep effective the Initial Registration Statement or any Annual Registration Statement if the Board of Directors of Buyer makes a good faith determination that the filing or keeping effective of a registration statement would require the public disclosure of confidential material information, the disclosure of which would adversely affect Buyer. Buyer shall not be required to keep effective either an Initial Registration Statement or an Annual Registration Statement pursuant to this Agreement until such confidential material information is disclosed to the public or ceases to be material; provided, further, that the foregoing delay or non-effectiveness shall in no event exceed 90 days in any 360 day period.

            (g) The obligations in this Section 3 to register IDT Stock on behalf of Seller shall apply to any stock dividends or stock splits effected in respect of the IDT Stock issued to Seller.

      4. Seller's Representations. Seller and the Company hereby represent and warrant to Buyer that as of the date hereof, and as of the date of Closing, except as set forth on the attached Schedule, the following statements are to the best of their knowledge true and correct.

            (a) That Seller is the record and beneficial owner of the REI Stock free and clear of all liens, claims, encumbrances, and restrictions of every kind and Seller has the complete and unrestricted right, power, and authority to sell, transfer, and assign the REI Stock pursuant to this Agreement. This Agreement does not conflict with any other obligations of Seller or the Company nor will it cause a breach, cancellation, acceleration or termination of any contract or agreement to which the Seller or the Company is a party. There are no agreements or understandings, written or oral, restricting the transfer of said shares.

            (b) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey, with all the power to own its properties and to carry on its business and is properly qualified to do business in all jurisdictions where it currently conducts business.

            (c) At Closing, Seller will furnish Buyer with a true copy of the Company's Certificate of Incorporation, with all amendments, certified by the Secretary of State, and a true and complete copy of the Company By-Laws, Minute Books and Stock Transfer Records.

            (d) The Company's authorized capitalization consists of 100,000,000 shares of Common Stock, no par value, of which 10,647,790 shares are issued and outstanding and 35,000,000 Class A Stock of which 11,165,501 shares are issued and outstanding and have been duly authorized and issued and are fully paid and nonassessable. there are no option agreements, contracts, conversion rights

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or any other rights to purchase or acquire any shares of capital stock or other equity interest in the Company and there are no other equity interests in the Company other than the REI Stock. Seller is the owner of all of the issued and outstanding REI Stock.

            (e) Seller has furnished Buyer with copies of the Company's tax returns for the calendar years ended December 31, 1994, 1995 and 1996. Seller has made the Company's bookkeeping and accounting records available to Buyer for inspection.

            (f) The Company, since December 31, 1996, has not incurred any obligations or liabilities except current liabilities in the ordinary course of business; has not discharged or satisfied any liens or encumbrances, or paid any obligations or liabilities, except current balance sheet liabilities and current liabilities incurred since the balance sheet date in the ordinary course of business; has not declared or made any shareholder payment or distribution or purchased or redeemed any of its securities or agreed to do so; has not mortgaged, pledged, or subjected to lien, encumbrance, or charge any of its assets; has not canceled any debt or claim; has not sold or transferred any assets except from inventory in the ordinary course of business; has not suffered any damage, destruction, or loss (whether or not covered by insurance) materially affecting its properties, business, or prospects; has not waived any rights of substantial value; has not entered into any transaction other than in the ordinary course of business; and, except as disclosed herein, the Company has no obligations or liabilities of any nature, whether absolute, accrued, contingent or otherwise and neither the Company nor the Seller knows or has reason to know of any basis for the assertion against the Company of any such liability not fully reflected on the books and records of the Company provided to Buyer.

            (g) Since December 31, 1996, there has not been (i) any material adverse change in the Company's income, business, customers, backlog, sales, profit margins, properties, assets, liabilities, prospects or financial condition; (ii) any fact, event, circumstance, condition or occurrence which will result in such adverse change; or (iii) any damage, destruction or loss to the Company or its assets, whether or not covered by insurance, materially adversely affecting the Company's assets or business.

            (h) All the Company's improvements, building, structures, leaseholds and fixtures are in good condition and repair and suitable for current use.

            (i) The Company has good and marketable title to its assets, free and clear of all liens, encumbrances or charges of any kind, except as discussed in the Schedules to this Agreement, and all operating assets are in good operating condition and repair and suitable and adequate for the Company's operation and are not excess equipment.

            (j) The Company is in compliance with all of its obligations under the material terms and conditions of its contracts.

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            (p) The Company is not involved in any proceedings by or against it under the Bankruptcy Act.

            (q) The Company's receivables are fully collectible. If the Buyer is unable to collect any such receivables within one hundred eighty (180) days of Closing, the uncollected amount shall be paid to the Buyer by the Seller and the Buyer shall assign the uncollected account receivable to Seller in consideration for said payment. Notwithstanding the above, however, this Paragraph 4(q) shall not apply to any account receivable for which Buyer or any affiliate of Buyer is a debtor.

            (r) The Company does not have any goods on consignment or on other terms entitling any person to return such goods to it for credit or refund.

            (s) The Company owns, free of any claims or commitments (including those of employees or officers), all of the patents, trademarks, trade names and copyrights which it uses in its business and such intangible assets are sufficient and valid for the conduct of the Company's business. The Company has not granted a license pursuant to such intangible assets to anyone. The conduct of the Company's business and its products to the best of the Company's knowledge do not infringe any patent, copyright, trade names, or other right owned by any other person.

            (t) Except as disclosed to Buyer in a Schedule to this Agreement, the Company does not have any pension, savings, disability, severance, vacation, health, life insurance, or other benefit plan or policies, or commitments to individual employees or officers and all such plans, policies, or commitments have been fully accrued for on the financial statements for all benefits accrued to date and all comply with applicable laws including ERISA and no such plans are discriminatory or top heavy as defined by ERISA. All payments to any governmental agency for unemployment compensation, social security and worker's compensation have been paid or fully reserved for.

            (u) Seller's and the Company's representations and warranties contained in this Agreement and the Schedules furnished to Buyer are complete and accurate and do not contain any untrue statement of material fact or omit any material fact necessary to make such statements not misleading.

            (v) All corporate action of the Seller necessary to authorize the execution and delivery of this Agreement and the other agreements being executed and delivered in connection herewith has been or will be properly taken. Upon execution and delivery, this Agreement and all other agreements to be executed in connection with this Agreement will constitute valid and binding agreements of the Seller, enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws from time to time in effect which affect creditor's rights generally and by general principles of equity.

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            (w) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will constitute as of the date of the Closing Date a violation of, be in conflict with, or constitute a default under (i) any term or provision of the Certification of Incorporation and any amendments thereto or the By-Laws of the Seller, (ii) any agreement or commitment to which the Seller is bound or to which its assets are subject, or
(iii) any judgment, decree, order, regulation or rule of any court or governmental authority, or any statute or law. No consent of any Federal, state or local authority nor any private party is required in connection with the Seller's execution and delivery of this Agreement and Seller's performance of the transactions contemplated hereby.

      5. Buyer's Representations. Buyer hereby represents and warrants to Seller that as of the date hereof and as of the date of Closing, the following statements are true and correct:

            (a) IDT Corporation is duly organized and validly existing and in good standing under the laws of the State of Delaware. The execution, delivery and performance of this Agreement and the transactions contemplated herein have been duly and validly authorized by Buyer and Buyer has full corporate power to execute, deliver and perform this Agreement and the transaction herein contemplated.

            (b) All corporate action of the Buyer necessary to authorize the execution and delivery of this Agreement and the other agreements being executed and delivered in connection herewith has been or will be properly taken. Upon execution and delivery, this Agreement and all other agreements to be executed in connection with this Agreement will constitute valid and binding agreements of the Buyer, enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws from time to time in effect which affect creditor's rights generally and by general principles of equity.

            (c) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will constitute as of the date of the Closing Date a violation of, be in conflict with, or constitute a default under (i) any term or provision of the Certification of Incorporation and any amendments thereto or the By-Laws of the Buyer, (ii) any agreement or commitment to which the Buyer is bound or to which its assets are subject, or
(iii) any judgment, decree, order, regulation or rule of any court or governmental authority, or any statute or law. No consent of any Federal, state or local authority nor any private party is required in connection with the Buyer's execution and delivery of this Agreement and the Buyer's performance of the transactions contemplated hereby.

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            (d) The Buyer is not involved in any proceedings by or against it under the Bankruptcy Act.

            (e) The IDT Stock to be issued to Buyer pursuant to this Agreement, as and when issued to Buyer, will be fully paid and nonassessable, free of any liens, encumbrances, security agreements, equities, options, claims, charges and restrictions. Upon issuance, the IDT Stock to be issued by Buyer will be listed for quotation on the NASDAQ Stock Market (or, if the IDT Stock is not then quoted on the NASDAQ Stock Market, on such other national securities exchange or quotation system on which such stock is then listed or quoted). Upon registration of the IDT Stock in accordance with Section 3 hereof, such IDT Stock will be freely transferable, except for restrictions that may be imposed pursuant to Rule 145 under the Securities Act. Buyer will advise Seller in writing as to any restrictions on transfer, and will advise Seller in writing as to any obligation of Seller to deliver a prospectus in connection with such transfer and, if delivery of a prospectus is required, will provide Seller with an adequate supply of prospectuses from time to time.

            (f) The copies of IDT Corporation's most recent (i) annual report on Form 10-K ("Form 10-K"); (ii) quarterly reports on Form 10-Q filed since the date of the Form 10-K; (iii) annual report to shareholders; (iv) proxy statement and (v) reports on Form 8-K filed since the date of the Form 10-K, furnished to Buyer are true, correct and complete copies, and all financial and other information contained therein or in any other information provided by Buyer to Seller is true and correct in all material respects.

            (g) Since the date of Buyer's audited balance sheet included or incorporated by reference in the Form 10-K, there has not been (i) any material adverse change in Buyer's income, business, customers, backlog, sales, profit margins, properties, assets, liabilities, prospects of financial condition; (ii) any fact, event, circumstance, condition or other occurrence which Buyer reasonably believes will result in such adverse change; or (iii) any damage, destruction or loss to the Buyer or its assets, whether or not covered by insurance, materially adversely affecting the Buyer's assets or business.

            (h) Buyer's representations and warranties contained in this Agreement and the Schedules furnished to Seller are complete and accurate and do not contain any untrue statement of material fact or omit any material fact necessary to make such statements not misleading.

      6. Conduct of Business.

            (a) Between the date of this Agreement and Closing, Seller shall cause the Company to conduct its business in the usual and ordinary course and consistent with the representations and warranties contained herein so that such representations and warranties shall be true and correct as of the Closing. No change will be made in the

Company's Certificate of Incorporation or By-Laws and no dividends or distributions shall be declared or paid by the Company other than as reflected on the Company's Balance Sheet at Closing, except that cash and cash equivalents shall be zero.

            (b) Seller shall cause the Company to allow the employees and representatives of Buyer free access to its files, audits, properties and all other information relating to its business.

            (c) Prior to Closing, Seller shall not permit the Company to incur any liabilities or obligations except in the ordinary course of business and consistent with Seller's representations and warranties contained in this Agreement.

            (d) Seller will preserve the goodwill and reputation of the Company and its business relationships with suppliers, customers, employees and others.

      7. Conditions Precedent to Buyer's Obligations. Buyer's obligations under this Agreement are contingent, at Buyer's exclusive option, to fulfillment, prior to or at Closing of each of the following conditions. Should the Seller fail to satisfy any of the following conditions, the Buyer may elect to terminate this Agreement in its entirety without any further legal obligation, or claim, financial or otherwise, to or from the Seller. Notwithstanding the above, Buyer shall have the right to waive any of the contingencies specified in this Agreement, to proceed, at Buyer's election, to fully perform this Agreement as though said contingencies had been fully performed or satisfied.

            (a) Seller shall provide Buyer with a certification as of the Closing Date that all of the Seller's representations and warranties set forth in this Agreement and the Schedules are true and correct as of the Closing Date.

            (b) No litigation or proceeding shall be pending or threatened to restrain, set aside or invalidate the transactions contemplated in this Agreement, or which seeks to impose upon or recover from the Company or Buyer substantial damages or costs.

            (c) Buyer shall have received certificates evidencing all the issued and outstanding shares of the Company, properly endorsed by Seller, to transfer good and marketable title thereto to Buyer, free and clear of all claims, liens or encumbrances.

            (d) Since the date of this Agreement there has occurred (i) no significant adverse change in the Company's income, business, order backlog, sales, profit margins, properties, assets, liabilities, prospects or financial conditions; (ii) no fact, event or circumstance, condition or occurrence which may result in such adverse change; and (iii) no significant damage, destruction or loss to the Company or its business or assets, whether or not covered by insurance.

            (e) Each officer, director and stockholder of the Company shall have released in writing (attached hereto as Schedule B) all claims of every nature which they may now or hereafter have against the Company or any of its officers or directors (in their capacity as such) based upon facts or events existing prior to Closing except as set forth in the Schedules. Buyer also shall have received the written resignation of the directors of the Company.

            (f) The Initial Registration Statement shall have been declared effective.

      8. Condition Precedent to Seller's Obligations. Seller's obligations under this Agreement are contingent, at Seller's exclusive option, to the fulfillment, prior to or at Closing of each of the following conditions. Should the Buyer fail to satisfy any of the following conditions, the Seller may elect to terminate this Agreement in its entirety without any further legal obligation, or claim, financial or otherwise, to or from the Buyer. Notwithstanding the above, Seller shall have the right to waive any of the contingencies specified in this Agreement, to proceed, at Seller's election, to fully perform this Agreement as though said contingencies had been fully performed or satisfied.

            (a) Buyer shall provide Seller with a certification as of the Closing Date that all of the Buyer's representations and warranties contained in this Agreement shall be true and correct as of the Closing and Buyer shall have performed all its agreements herein required to be performed by it prior to Closing.

            (b) Buyer shall deliver to Seller certificates in the name of Seller for Three Hundred Twelve Thousand, Five Hundred (312,500) shares of IDT Stock as set forth in Paragraph 3(a).

            (c) Buyer shall provide Seller with a certification as of the Closing Date that no litigation or proceeding shall be pending or threatened to restrain, set aside or invalidate the transactions contemplated in this Agreement, or which seeks to impose upon or recover from the Buyer substantial damages or costs.

            (d) Buyer shall have delivered or caused to be delivered to Seller a certificate or certificates of the Secretary or Assistance Secretary thereto stating that the resolutions by its Board of Directors authorizing the actions taken in connection with the transactions contemplated by this Agreement, including the execution and delivery of this Agreement, were duly adopted and continue in force and effect (a copy of such resolutions to be annexed to such certificate) and a certificate or certificates setting forth the authority, incumbency and specimen signatures of its officers executing this Agreement and the closing documents.

            (e) The Buyer shall have delivered, or caused to be delivered, to the Seller a certificate executed by an authorized officer as of the Closing Date stating all terms, conditions and provisions of this Agreement required to be met by Seller have been fully and completely complied with.

      9. Survival of Representations.

            (a) The representations and warranties of the Seller and the Company included or provided for herein (except for the representations and warranties contained in Section 4, Paragraph (i)), or in the Schedules or other instruments or agreements delivered or to be delivered pursuant hereto (except with respect to Section 4, Paragraph (i)) shall survive the consummation of the Stock Purchase at the Closing until two (2) years after the date of Closing, and the representations and warranties of the Schedules, instruments and agreements related thereto shall survive until the expiration of the statute of limitations with respect to all tax returns of the Company for the periods prior to the Closing referred to in such Section, provided that, if prior to any of the foregoing dates, Seller shall have been notified of a claim for indemnity hereunder and such claim shall not have been finally resolved or disposed of by such date, any representation or warranty which is the basis for such claim shall continue to survive and shall remain a basis for indemnity until such claim is finally resolved or disposed of.

            (b) The representations and warranties of Buyer included or provided for herein shall survive the Closing until two (2) years after the Closing Date, provided that, if prior to the foregoing date, Buyer shall have been notified of a claim for indemnity hereunder and such claim shall not have been finally resolved or disposed of by such date, any such claim shall continue to survive and shall remain a basis for indemnity until such claim is finally resolved or disposed of.

      10. Indemnification.

            (a) After the Closing Date, each of the Seller, on the one hand, and Buyer, on the other hand (each an "Indemnifying Party"), shall indemnify and hold harmless the other and their respective successors and assigns (each an "Indemnified Party") against and in respect of any and all damages, deficiencies, costs, expenses or losses resulting from any breach of any representation or warranty, covenant or agreement of the Indemnifying Party.

            (b) Seller agrees to defend, indemnify and hold harmless Buyer from and against any and all damages, losses, costs, liabilities or expenses, whether consisting of a cash payment, tax deficiency, or otherwise, and costs and expenses incidental thereto (including reasonable attorneys' fees), arising out of or resulting from any breach or failure of a representation, warranty, covenant or agreement of Seller contained in this Agreement or any assertion of a deficiency for Federal or state taxes, interest or penalties resulting from or relating to the conduct of the Company's business prior to Closing. This provision shall survive Closing.

            (c) Buyer agrees to defend, indemnify and hold harmless Seller from and against any and all damages, losses, costs, liabilities or expenses, whether consisting of a cash payment, tax deficiency, or otherwise, and costs and expenses incidental thereto (including reasonable attorneys' fees), arising out of or resulting from any breach or failure of a representation, warranty, covenant or agreement of Buyer contained in this Agreement. This provision shall survive Closing.

            (d) The indemnifications contained in this Agreement shall not be deemed to be the exclusive remedy of the Indemnified Party in connection with or arising from any failure by the Indemnifying Party to perform any of its covenants or obligations in this Agreement or in the agreements related hereto or any breach by the Indemnifying Party of any warranty or the inaccuracy of any representation of the Indemnifying Party contained in this Agreement, nor shall such indemnification be deemed to prejudice or to operate as a waiver of any remedy to which the Indemnified Party may be entitled at law or equity in respect of any such failure, breach or inaccuracy.

      11. Defense of Claim. If any action, suit or proceeding shall be commenced against, or any claim or demand be asserted against, a party ("Claiming Party") to this Agreement, in respect of which the Claiming Party proposes to demand indemnification hereunder, the other party shall be notified of any claims made against the Claiming Party within ninety (90) days of the Claiming Party becoming aware of same. The other party shall have the right to assume the entire control of the litigation (including the selection of counsel) subject to the right of the Claiming Party to participate (at its expense and with counsel of its choice at the Claiming Party's expense), in the defense, compromise or settlement thereof, and in connection therewith the Claiming Party shall, at the other party's expense, cooperate fully in all respects with the other party in any such defense, compromise or settlement, including without limitation, by making available to the other party pertinent information under the control of the Claiming Party. The Claiming Party shall not permit or suffer the entry of any default of default judgment against the Claiming Party unless the other party is afforded ten (10) days advance notice thereof. The Claiming Party shall make no payment of claim, shall not compromise or agree to compromise any claim, and shall not admit liability for any claim or payment thereof, except on ten
(10) days advance notice to the other party. If the other party notifies the Claiming Party within the ten (10) day period of the other party's decision to dispute or defend the claim, the Claiming Party shall not pay same without the other party's written consent. The failure of the Claiming Party to satisfy any of the above preconditions set forth in this paragraph shall constitute a waiver of the Claiming Party's right to indemnification of such claim. Upon discovery of any misrepresentation, inaccuracy, incorrectness or breach of any covenants, representations, agreements and warranties of any party contained in this Agreement, that party shall give to the breaching party reasonable prompt notice of the discovery of such breach.

      12. Limitations on Indemnification.

            (a) The aggregate, maximum, cumulative liability of an Indemnified Party under Section 10 hereof shall be limited to $5,000,000 (Five Million Dollars).

            (b) Following the Closing, a claim for indemnification pursuant to
Section 10 shall be the sole and exclusive remedy of a party hereto with respect to any breach of representation or warranty or violation of any covenant under this Agreement.

            (c) Any Person seeking indemnification hereunder shall correct or mitigate, to the extent practicable, any loss suffered by such Person for which indemnification is claimed hereunder, and the Indemnifying Party shall be liable only for the amount thereof which is net of insurance proceeds and other amounts paid by, or offset against any amount owed to, any Person not a party to this Agreement (including any costs or expenses incurred to so correct and mitigate). If a Person with a right of indemnification under Section 10 reasonably can, by expenditure of money, mitigate or otherwise reduce or eliminate any loss for which indemnification would otherwise be claimed, such Person shall take such action and shall be entitled to reimbursement for such expenditure and all related expenses.

      13. Access. Buyer acknowledges that prior to the Closing Date and through its own personnel, its independent accountants and its attorneys, Buyer shall make such investigation of the Seller and the Company, including the confirmation of cash and cash equivalents, inventories, receivables and liabilities, and the inspection of real and personal properties and equipment, as it deems necessary or advisable. Seller agrees to permit Buyer and its representatives to have, prior to Closing, full access to the Premises and to all the books and records of Seller and the Company and to furnish Buyer with such financial and operating data and other information with respect to the business and properties of the Seller and the Company as Buyer shall from time to time reasonably request. In addition, Seller will cause its accountants to make their personnel, work papers and such other requested documentation relating to their work papers and to their reports on the books and records of Seller, as it reasonably requested in connection with any such investigation, available to Buyer, its independent public accountants and its attorneys, during regular business hours. In the event of the termination of this Agreement, Buyer will deliver to Seller all documents, work papers and other material obtained by Buyer or on its behalf from Seller as a result of this Agreement or in connection herewith, whether so obtained before or after the execution hereof, and will keep any information so obtained confidential.

      14. Cooperation. The Seller and Buyer will cooperate and use their best efforts to make promptly all registrations, filings and applications, to give all notices and to obtain all governmental and other consents, transfers, approvals, orders, qualifications and waivers necessary or desirable for the consummation of the Stock Purchase Agreement, or which may thereafter be reasonably necessary or desirable in order to effect the transfer or renewal of any other licenses, approvals and authorizations.

      15. Delivery of Additional Documents. Both parties agree to execute and deliver after Closing such further instruments or documents as either party may reasonably request to give effect to the transactions contemplated herein.

      16. Brokerage. Seller and Buyer each represent that they have not incurred any liability for brokerage, commission, finder's fees or like compensation.

      17. Tax Returns. Seller agrees to properly and accurately prepare, sign and file the Company's tax returns for fiscal 1996. Any Net Operating Loss as shown on the applicable State and Federal tax returns (hereinafter (N.O.L.) shall be carried forward.

      18. Non-Disclosure. Seller and Buyer both agree that this Agreement and the transactions hereunder are confidential and shall not be disclosed to anyone except as required by law. Notwithstanding the above, in the event that Buyer wishes to disseminate a press release regarding this Agreement, Seller and Seller's counsel shall be provided drafts of such releases, at least twenty-four
(24) hours in advance of the proposed distribution.

      19. Responsibility for Debts. Notwithstanding anything contained herein to the contrary, Buyer shall not be responsible for and is not assuming or agreeing to discharge any debts, liabilities or obligations of the Company and or the Seller, whether accrued now or hereafter, and whether known, unknown, contingent or otherwise.

      20. Tax-free Reorganization Treatment. Buyer and Seller agree to take all required steps to obtain and maintain tax-free reorganization treatment for the transaction for federal, state and local income tax purposes and to file all tax returns consistently with the position that the exchange of shares contemplated herein was a tax-free reorganization. Neither party shall take any action following the Closing that would result in the loss of tax-free reorganization treatment.

      21. Registration Statement. Except as provided in Section 3(f) above, the covenants of Buyer with respect to its obligations to file and keep effective the Initial Registration Statement and Annual Registration Statements shall survive the Closing until Seller shall be entitled to sell all of its IDT Stock delivered pursuant to this Agreement under Rule 144. Further, Buyer shall continue to file reports or other information with the Securities and Exchange Commission such that Buyer satisfies the requirements of Rule 144(c) under the Securities Act.

      22. Expenses. Except as otherwise provided in this Agreement, Seller shall bear the expenses incurred by it in connection with the consummation of the transactions contemplated by this Agreement; and Buyer shall likewise bear its expenses.

      23. Delivery of Documents. The parties will execute and deliver any and all documents, and will cause any and all other action to be taken, either before or after the

Closing Date, which may be necessary or proper to effect or evidence the provisions of this Agreement and the transactions contemplated hereby.

      24. Execution. This Agreement may be executed in several counterparts, each of which is an original. This Agreement and any counterpart so executed shall be deemed to be one and the same instrument. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

      25. Entire Agreement. This Agreement and the schedules, exhibits and other documents specifically referred to in this Agreement set forth the entire understanding of the parties with respect to the subject matter hereof. Any previous agreements or understandings between the parties regarding the subject matter hereof are merged into and superseded by this Agreement. All representations, warranties, covenants, terms, conditions and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties.

      26. Jurisdiction. This Agreement shall be construed and enforced in accordance with the laws of the State of New Jersey.

      27. Exhibits. All exhibits and schedules referred to in this Agreement are intended to be and are hereby specifically made a part of this Agreement.

      28. Notices. All notices which are required or permitted hereunder shall be sufficient if given in writing and delivered personally or by registered or certified mail, postage prepaid, as follows (or to such other addresses as shall be set forth in a notice given in the same manner):

      If to Seller:                 Mr. David Turock
                                    _______________________
                                    _______________________

      With a copy to:               Paul A. Winick, Esq.
                                    Thelen, Marrin, Johnson & Bridges
                                    330 Madison Avenue
                                    New York, New York 10017-5001

      If to Buyers:                 James A. Courter, President
                                    IDT Corporation
                                    294 State Street
                                    Hackensack, New Jersey 07601

      With a copy to:               Edward S. Nagorsky, Esq.
                                    Courter, Kobert, Laufer & Cohen
                                    1001 Route 517
                                    Hackettstown, New Jersey 07840

      29. Injunctive Relief. Damages at law may be an inadequate remedy for the breach of all or any of the covenants, promises and agreements contained in this Agreement and accordingly, Seller and Buyer shall be entitled to injunctive relief with respect to any such breach, including specific performance of such covenants, promises or agreements.

      30. Severability. The provisions of this Agreement, shall be deemed severable, and the event of a finding of invalidity or unenforceability of any one or more of the provisions of this Agreement shall not affect the validity and enforceability of the other provisions.

      31. Successors. Nothing in this Agreement shall entitle any person other than Buyer and Seller, and their respective heirs, legal representatives, successors and assigns, to any claim, cause of action, right, remedy or benefit or any kind.

      32. Assignment. Except as otherwise provided herein, this Agreement is not assignable by the Buyer or the Seller without the prior written consent of the party who is not attempting to assign this Agreement.

      33. Merger, Etc. Immediately prior to the consummation of a merger, consolidation or other fundamental corporate transaction affecting Buyer, or the consummation of a tender offer for more than 50% of the shares of IDT Stock then outstanding, Buyer shall issue to Seller all previously unissued shares of IDT Stock that were to be issued to Buyer pursuant to Section 3 hereof.

      34. Adjustments, Etc. In the event of a stock split, stock dividend or other change in the capitalization of IDT, the number of shares of IDT Stock referred to in this Agreement shall be adjusted in a manner that Buyer and Seller in good faith agree is equitable.

      IN WITNESS WHEREOF, this Agreement has been duly executed by the parties.

ATTEST:                             IDT CORPORATION, Buyer


/s/ [ILLEGIBLE]                     By: /s/ Howard Jonas
-----------------------------          -----------------------------
[ILLEGIBLE]  Asst. Secretary           Howard Jonas, CEO & Chairman

ATTEST:


/s/ [ILLEGIBLE]                     By: /s/ David Turock
-----------------------------          -----------------------------
[ILLEGIBLE]                            David Turock

                                   SCHEDULE B

            RELEASE OF CLAIMS BY OFFICERS, DIRECTORS AND STOCKHOLDERS
                                       OF
                              ROCK ENTERPRISES INC.

      This Release is given on Behalf of the undersigned to IDT Corporation in furtherance of IDT Corporation's purchase of all of the outstanding capital stock of Rock Enterprises Inc., d/b/a Intellicom Technologies, Inc. (the "Company") which stock is owned by David Turock.

      We, the undersigned, hereby state and affirm we are the sole officers, directors and stockholders of Rock Enterprises Inc. We hereby release any and all claims of every nature which we may now or hereafter have against the Company or any of its officers or directors (in their capacity as such) based upon facts or events existing prior to Closing.

                                       Stockholder


Dated: 8 Sept., 1997                By: /s/ David Turock
                                       -----------------------------
                                       David Turock, Stockholder


Dated: __________, 1997                _____________________________


Dated: __________, 1997                _____________________________

                        CERTIFICATION OF IDT CORPORATION

      This Certification is given on Behalf of to IDT Corporation in furtherance of David Turock's sale of all of the outstanding capital stock of Rock Enterprises owned by David Turock to IDT Corporation.

      The undersigned, being President of IDT Corporation (the "Buyer"), hereby makes the following certification to David Turock:

      All of Buyer's representations and warranties set forth in the Stock Purchase Agreement being executed simultaneously herewith and the Schedules attached thereto are true and correct as of the Closing Date.

      Since the date of this Agreement, there has occurred (i) no significant adverse change in the Buyer's income, business, order backlog, sales, profit margins, properties, assets, liabilities, prospects or financial condition; (ii) no fact, event or circumstance, condition or occurrence which may result in such adverse change; and (iii) no significant damage, destruction or loss to the Buyer or its business assets, whether or not covered by insurance.

      As of the Closing Date, no litigation or proceeding is pending or threatened to restrain, set aside or invalidate the transactions contemplated by the Stock Purchase Agreement, or which seeks to impose upon or recover from the Buyer substantial damages or costs.

      As of the Closing Date, all terms, conditions and provisions of the Stock Purchase Agreement required to by met by Seller have been fully and completely complied with.

      I understand that David Turock will rely on this Certification in selling all of the outstanding capital stock of Rock Enterprises Inc. which is owned by David Turock.

                                       IDT CORPORATION


                                    By: /s/ Howard Jonas
                                       -----------------------------
                                       Howard Jonas, CEO & Chairman

Dated: Sept. 8, 1997

                          CERTIFICATION OF DAVID TUROCK

      This Certification is given by David Turock to IDT Corporation in furtherance of IDT Corporation's purchase of all of the outstanding capital stock of Rock Enterprises Inc., d/b/a Intellicom Technologies Inc., which stock is owned by David Turock.

      The undersigned, David Turock, hereby makes the following certification to IDT Corporation:

      All of Seller's representations and warranties set forth in the Stock Purchase Agreement being executed simultaneously herewith and the Schedules attached thereto are true and correct as of the Closing Date.

      I understand that IDT Corporation will rely on this Certification in purchasing all of the outstanding capital stock of Rock Enterprises, Inc.



                                    By: /s/ David Turock
                                       -----------------------------
                                       David Turock

Dated: 8 Sept., 1997

                                    Schedule

      1. The Company has an agreement, terminable at any time, that the Company and Interexchange, Inc. split revenues resulting from the operation of the IDT DMS switch at 225 Old New Road, New Brunswick, New Jersey 08854. Under this Agreement, which was requested by Buyer, the Company pays $0.0025/minute to Interexchange for each minute processed on IDT's DMS.

      2. The Company has granted a license to Interexchange, Inc. which allows Interexchange to use the Company's switch processor and operations software programs to conduct its business. No fees are due to the Company for the use of this technology. The programs run independently on Interexchange's equipment and are for their internal use only and cannot be sold to third parties. This license does not include the software associated with IDT-specific technologies such as callback, billing analysis, direct-dial debit or fraud control systems.


                                      -21-